FEDERAL HOME LOAN BANK OF BOSTON

2016 EXECUTIVE INCENTIVE PLAN

Purpose:

The Federal Home Loan Bank of Boston (Bank) has established an Executive Incentive Plan (EIP) to:

•	promote achievement of the Bank’s financial plan and strategic objectives as spelled out in the 2016 Strategic Business Plan;

•	provide a total rewards package that is competitive with other financial institutions in the employment markets in which the Bank competes, including other Federal Home Loan Banks; and

•	facilitate the retention and commitment of corporate officers or a select group of management or highly compensated employees

Guiding Principles:

The 2016 EIP is intended to:

•
Reflect a reasonable assessment of the Bank’s financial situation and prospects while rewarding achievement of the Bank’s financial plan and strategic objectives as spelled out in the Bank’s 2016 Strategic Business Plan.

•	Reinforce and reward the Bank’s commitment to conservative, prudent, sound risk management practices and preservation of the par value of the Bank’s capital stock.

•	Tie a significant percentage of incentive awards to the long-term financial condition and performance of the Bank.

•
Recognize the importance of individual performance through metrics linked to the Bank’s strategic goals and/or objectives of the participant’s principal functions and independent of the areas that they monitor.

Incentive Goals for Participants Outside Enterprise Risk Management:
The incentive goals for all participants, with the exception of those participants in Enterprise Risk Management, are summarized in the following table with more detail in Appendix A. Levels of achievement for the Pre-Assessment Core Return on Capital Stock goal have been rounded. Year-end results will be rounded for award calculations.

Goal	Weight			Threshold	Target	Excess
	Pres.	Tier I	Tiers II & III
Pre-assessment Core Return on Capital Stock, subject to risk limits	25%	25%	25%	4.37%, as adjusted for interest rates*	4.85%, as adjusted for interest rates*	5.82%, as adjusted for interest rates*
New Business and Mission Goal	20%	20%	20%	$1.5 Billion in new long-term advances disbursed	$2.75 Billion in new long-term advances disbursed	$4 Billion in new long-term advances disbursed
Insurance Advances Disbursements	15%	15%	15%	$500 MM	$1 Billion	$1.5 Billion
Insurance Membership	10%	10%	10%	3 new members	5 new members	7 new members
Implement the Helping to House New England (HHNE) Initiative	10%	10%	10%	Announce HHNE by 1/15/16 and disburse 50% of allocated subsidy by 12/31/16.	Threshold, plus disburse 75% of allocated subsidy by 12/31/16	Target, plus disburse 100% of allocated subsidy by 12/31/16
Implement the Jobs for New England (JNE) Initiative	10%	10%	10%	Announce JNE by 1/15/16 and disburse 50% of allocated subsidy by 12/31/16	Threshold, plus disburse 75% of allocated subsidy by 12/31/16	Target, plus disburse 100% of allocated subsidy by 12/31/16
Individual, Bankwide or Department-Specific Initiatives	10%	10%	10%	As documented by manager	As documented by manager	As documented by manager
*Each of the performance levels will be adjusted up/(down) by one basis point for every basis point by which the average daily federal funds rate is greater than/(less than) the 0 .67 % rate assumed in the 2016 Rebaseline Forecast.

Incentive Goals for Participants from Enterprise Risk Management:
Incentive goals for Enterprise Risk Management participants in Tiers I, II and III are summarized in the following table with more detail in Appendix A. Year-end results will be rounded for award calculations.

Goal	Weight		Threshold	Target	Excess
	Tier I	Tiers II & III
Bankwide ERM initiatives	35%	30%	As documented in Appendix A	As documented in Appendix A	As documented in Appendix A
Remediation of 2015 Report of Examination Matters Requiring Attention and recommendations	15%	10%	Clear all MRA’s and 66% of the recommendations	Clear all MRA’s and recommendations	Target plus receive 3 or fewer MRA’s
Pre assessment Core Return on Capital Stock, subject to risk limits	20%	15%	4.37%, as adjusted for interest rates*	4.85%, as adjusted for interest rates*	5.82%, as adjusted for interest rates*
Implement the Helping to House New England (HHNE) Initiative	10%	10%	Announce HHNE by 1/15/16 and disburse 50% of allocated subsidy by 12/31/16	Threshold, plus disburse 75% of allocated subsidy by 12/31/16	Target, plus disburse 100% of allocated subsidy by 12/31/16
Implement the Jobs for New England (JNE) Initiative	10%	10%	Announce JNE by 1/15/16 and disburse 50% of allocated subsidy by 12/31/16	Threshold, plus disburse 75% of allocated subsidy by 12/31/16	Target, plus disburse 100% of allocated subsidy by 12/31/16
Individual, Bankwide or Department Specific Initiatives	10%	25%	As documented by manager	As documented by manager	As documented by manager
*Each of the performance levels will be adjusted up/(down) by one basis point for every basis point by which the average daily federal funds rate is greater than/(less than) the 0.67 % rate assumed in the 2016 Rebaseline Forecast.

Incentive Opportunity:
Eligible participants will be assigned an incentive award opportunity that combines short and long-term incentives and is expressed as a percentage of the incumbent’s 2016 base salary at year-end, as illustrated in the chart below.

	Combined Short and Long-Term Incentive Opportunity as a Percent of Base Salary[1]
	Threshold	Target	Excess
President	50.00%	75.00%	100.00%
Tier I	30.00%	50.00%	70.00%
Tier II	17.50%	35.00%	52.50%
Tier III	12.50%	25.00%	37.50%

Goal achievement and individual awards for the goals on pages two and three will be calculated at the conclusion of 2016 based on results as of December 31, 2016. Participants in the President and Tier I will be eligible to receive fifty (50) percent of such award in a cash payment, participants in Tier II will be eligible to receive sixty (60) percent of such award in a cash payment, subject to the final approval of the board and the review of the Federal Housing Finance Agency (FHFA), if required, between March 1 and March 15, 2017. Except as otherwise described under EIP Administration, the participant must be employed by the Bank on the date of payment of the award to receive the award. The chart below illustrates the Threshold, Target and Excess payout potentials for this short-term award, by tier.

2016 Short-Term Incentive Opportunity
Tier	Threshold	Target	Excess
President	25.00%	37.50%	50.00%
Tier I	15.00%	25.00%	35.00%
Tier II	10.50%	21.00%	31.50%
Tier III*	12.50%	25.00%	37.50%
*100% of payout opportunity to be paid following year-end 2016; no long-term opportunity

Long-Term Goals:
Goal achievement and individual awards for the long-term opportunity will be determined at the conclusion of 2018 based on results of the following two long-term goals as of December 31, 2018.

•	Average Annual Pre-Assessment Core Return on Capital Stock over the period 2016-2018 as adjusted for interest rates*: ( 67% weight)
Threshold:        4.18%
Target:         5.23%
Excess:        6.27%

*Each of the performance levels will be adjusted up/(down) by 0.8 basis points for every basis point by which the average daily federal funds rate is greater than/(less than) the 1.15% rate assumed in the 2016-2018 Rebaseline Forecast.

See definitions in Appendix A under Pre-assessment Core Return on Capital Stock

•	Regulatory Results: (33% weight)
This goal will be measured by the achievement of targeted regulatory goals by December 31, 2018.

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[1]	The combined short and long term incentive paid under the EIP will not exceed 100% of the weighted average of the base salary of the participant for 2016, 2017 and 2018.

Participants will be eligible to receive the long-term award opportunity as cash between March 1 and March 15, 2019, as follows:

Long-Term Incentive Opportunity Payable after Year-End 2018:
Threshold: An award equal to 50 percent of the remaining 50 percent for President and Tier I and 40 percent for Tier II of the combined award opportunity

Target:	An award equal to 100 percent of the remaining 50 percent for President and Tier I and 40 percent for Tier II of the combined award opportunity

Excess:	An award equal to 150 percent of the remaining 50 percent for President and Tier I and 40 percent for Tier II of the combined award opportunity

In addition, the following conditions must be satisfied for participants to receive the long-term award opportunity:

•	The participant is in employment with the Bank on the payment date, as described below in EIP Administration, and

•
Subject to the discretion of the board, the long-term award calculated above may be reduced, (but not to a number that is less than zero) for all participants or for an individual participant, as applicable, if, during calendar years 2017 and/or 2018, any of the following occur such that if it had occurred prior to the year-end 2016 calculations, it would have negatively impacted the goal results and reduced the associated payout calculation:

i.
operational errors or omissions resulting in material revisions to (A) the 2016 financial results, (B) information submitted to FHFA supporting the goal results or payout calculation, or (C) other data used to determine the combined award at year-end 2016;

ii.
submission of significant information to the SEC, Office of Finance and/or FHFA materially beyond any deadline or applicable grace period, other than late submissions that are caused by acts of God or other events beyond the reasonable control of the participants, or

iii.	failure by the bank to make sufficient progress, as determined by the FHFA, in the timely remediation of examination and other supervisory findings relevant to the goal results or payout calculation.

•	All long-term award payouts shall be subject to the final approval of the board and review and non-objection by the FHFA (to the extent required by FHFA).

Eligible Participants:
The Executive Incentive Plan is intended to be an integral component of the Bank’s Total Reward Philosophy. All Corporate Officers are eligible to participate in the 2016 Executive Incentive Plan, at participation tier levels, and subject to any limitations on participation, as may be set by the Human Resources and Compensation Committee herein and/or by separate action.

Other members of management or highly compensated employees (i.e. non-Corporate Officers) may also be selected for participation in the 2016 Executive Incentive Plan: (i) by the Committee, for participation in Tiers I and II or (ii) by the President and CEO, for participation in Tier III. Any such participation shall be subject to any limitations as may be set by the Human Resources and Compensation Committee herein and/or by separate action.

EIP Administration:
The EIP is administered by the Human Resources and Compensation Committee of the Board of Directors (Committee), which shall have full power and binding authority to construe, interpret, and administer the EIP, and to adjust it for extraordinary circumstances. Extraordinary circumstances may include changes in business strategy, termination or commencement of business lines, impact of severe economic fluctuations, significant growth or consolidation of the membership base, or significant regulatory or other changes impacting the Bank or Bank System. The Committee shall not make adjustments for extraordinary circumstances that include changes to goals, weights, or levels of achievement without re-submission to FHFA.

The Committee reserves the right at any time to amend, suspend or terminate the EIP in whole or in part, for any reason, and without the consent of any EIP participant but will not do so without re-submission to FHFA.

The Bank’s President and Chief Executive Officer will determine participation in the EIP with the concurrence of the Committee.

EIP awards shall not be considered earned or payable, in whole or in part, to any participant for any reason until they are finally determined by the Bank’s President and Chief Executive Officer with the concurrence of the Committee following the end of the plan years and following the non-objection of the FHFA (to the extent required by the FHFA).

Participants must receive a performance rating of “Meets Expectations” or better for 2016 in order to be eligible to receive an EIP payout.

Any individual hired into an eligible position during 2016 that is granted an award shall have any such incentive award prorated based on actual base salary paid during the plan year providing he/she has served a minimum of three months in that role in 2016 and otherwise satisfies the EIP’s requirements.

If an individual becomes a participant of the EIP during the plan year, e.g. due to a job change or promotion, then any EIP award will be prorated based on months in the EIP, provided he/she serves a minimum of three months in the EIP and otherwise satisfies the plan's requirements.

Except as described below, any EIP participant who terminates employment for any reason, whether voluntarily or involuntarily, before the applicable award payment date will not be entitled to any award, except as otherwise determined by the Bank’s President and Chief Executive Officer, with the concurrence of the Committee, at their sole discretion and subject to review of the FHFA, if required2.

•
EIP participants who terminate employment with the Bank by reason of death or disability or who are eligible to retire[3] from employment with the Bank prior to the March 2017 short-term award payment date may receive a pro rata payment of the short-term incentive opportunity as determined and recommended by the Bank’s President and Chief Executive Officer, with the concurrence of the Committee and at their sole discretion and subject to the review of the FHFA, if required, based on the months of completed service as an EIP participant during 2016. To be eligible, the participant must

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[2]
Where the EIP refers to the participant's termination of employment for purposes of receiving any payment, whether such a termination has occurred will be determined in accordance with Section 409A of the Internal Revenue Code and applicable regulations thereunder.

[3]
Eligibility to retire is defined as employees who are i) eligible for normal retirement as defined in the Pentegra Defined Benefit Plan for Financial Institutions or ii) meet the Rule of 70 as defined in the Pentegra Defined Benefit Plan for Financial Institutions, including credited service in the FHLB system, but excluding any other credited service at another Pentegra participating employer.

complete at least six months of service in 2016 and otherwise satisfy the EIP’s requirements. Participants who die, become disabled, or retire during 2016 will not be eligible for any long-term incentive award.

•
EIP participants who terminate employment with the Bank by reason of death or disability prior to the long-term award payment date in March 2019, or who terminate prior to the long-term award payment date and are eligible to retire[3] from employment with the Bank, may become eligible to receive a payment of the long-term incentive opportunity, subject to the granting of awards based on 2017 year-end results described above, the recommendation of the Bank’s President and Chief Executive Officer, with the concurrence of the Committee and at their sole discretion, and subject to review of the FHFA, if required.

Awards to retiring or disabled participants or beneficiaries will be paid at the same time as awards to all active participants. Beneficiary means the participant’s (i) surviving spouse; or (ii) duly appointed and qualified executor or personal representative or estate. The Administrator may permit participants to designate other persons as beneficiaries, but no designation of a beneficiary shall be effective unless made in accordance with the procedure specified by the Administrator and actually received by the Administrator prior to the participant’s death.

The Bank may make such provisions, as it deems appropriate, for withholding payroll taxes in connection with payment of EIP awards.

Appendix A - Goal Definitions

Pre-assessment Core Return on Capital Stock:
The metric for this goal is defined below. The required performance level for Target is based on the 2016 Strategic Business Plan Base Case projection.

To account for the expected sensitivity of Pre-Assessment Core Return on Capital Stock to changes in interest rates, the required performance levels for Threshold, Target and Excess for 2016 will be adjusted upward or downward by 1.0 basis point for every basis point by which the average daily federal funds rate deviates from the 0.67% assumed in the Rebaselined 2016 forecast for the 2016 Business Plan, and for 2016-2018 will be adjusted upward or downward by 0.8 basis point for every basis point by which the average daily federal funds rate deviates from the 1.15% assumed in the Rebaselined 2016-2018 forecast in the 2016 Business Plan.

Achievement of the goal is subject to compliance with the Bank’s VaR and Duration of Equity limits for at least 10 of the 12 months of the year. If this requirement is not met, the Board may use its discretion to reduce or eliminate payouts for this goal of the EIP.

Pre-assessment, Pre-OTTI Core Return on Capital Stock =
Net Income -
Prepayment Fees + Historical Prepayment Fee Amortization
+Debt Retirement Costs - Historical Debt Retirement Cost Amortization
-Net Fair Value Adjustments + OTTI Credit Losses
-Accretion of Prior OTTI Credit Losses Due to Improvements in Projected PLMBS Performance
+AHP Expense +JNE/HHNE Expense - PLMBS Litigation Income
____________________________________________________________________________________
Average Daily Outstanding Balance of Capital Stock including Mandatorily Redeemable Capital Stock

Net Income = 2016 net income reported in accordance with GAAP in the United States.

Prepayment Fees = Fee income resulting from the exercise of prepayment options on financial instruments, net of hedge unwind gain/loss.

Historical Prepayment Fee Amortization = the current-period, straight-line amortization of all historical prepayment fees (whether recognized at time of prepayment or as a yield adjustment on a modified loan) over the original remaining lives of the prepaid assets.

Debt Retirement Costs = Losses incurred under GAAP when outstanding debt is purchased for retirement, net of hedge unwind gain/loss

Historical Debt Retirement Cost Amortization = the current-period, straight-line amortization of all historical debt retirement costs over the original remaining lives of the retired liabilities.

Net Fair Value Adjustments = the net unrealized gains and losses as recognized under GAAP attributable to hedges, whether economic hedges or SFAS 133-qualifying hedges, plus trading securities gains and losses.

OTTI Credit Losses = the absolute value of the full-year amount of the credit loss portion of overall losses attributable to other-than-temporary impairments of private-label mortgage-backed securities.

Accretion of Prior OTTI Credit Losses Due to Improvements in Projected PLMBS Performance = incremental interest income earned due to yield adjustments applied to OTTI PLMBS that are projected to have a significant improvement in credit performance over their remaining lives.

AHP Expense = the Bank’s required set aside of 10% of net income before AHP Expense as recognized for the full Plan calendar year(s).

JNE/HHNE Expense = subsidy amounts expensed through the Bank’s Jobs for New England and Helping to House New England programs.

PLMBS Litigation Income = Net income resulting from settlements or judgments stemming from the Bank’s lawsuits against certain defendants alleging fraud and misrepresentation surrounding PLMBS sold to the Bank.

In the event that the Bank is required to adjust current period net income to correct prior period accounting errors, positive adjustments to net income resulting from the correction of prior period accounting errors are to be excluded from Pre-Assessment Core Return on Capital Stock, while negative adjustments are to be retained in Pre-Assessment Core Return on Capital Stock.

The exclusion of prepayment fee income and associated debt retirement and hedge unwind gain/loss from the Pre-Assessment Core Return on Capital Stock metric removes the potential for “windfall” compensation in the event of heavy prepayment fee income and removes a potential disincentive to prudently respond to prepayment events by excluding the otherwise punitive cost of debt retirement and swap unwind expense. The exclusion of net unrealized fair value adjustments is consistent with the way that management projects its financial performance and reflects the fact that these adjustments are merely timing adjustments to net income that have no net impact to the Bank’s net income if gains or losses are never realized. OTTI Credit Losses are excluded from Pre-Assessment Core Return on Capital Stock because they cannot be controlled by management. Similarly, Accretion of Prior OTTI Credit Losses Due to Improvements in Projected PLMBS Performance and PLMBS Litigation Income are excluded as they represent recoveries of or offsets to OTTI Credit Losses, which are excluded.

New Business and Mission Goal:
Advances with maturities of greater than or equal to one year in term (and not pre-payable without fee), including advances restructurings that result in extension of the advance in maturity of one year or longer, but excluding AHP, CDA, NEF, JNE, and HHNE, qualify toward the achievement of this goal. The goal will be measured on the basis of total originations during any point during 2016 and excludes all advances to insurance company members.

Insurance Advances Originations:
Advances originated (any type and maturity of advance) to insurance company members qualify toward the achievement of this goal. Advances originations is defined as the sum of advance amounts disbursed or originated in 2016 net of advance rollovers. Advance rollovers are defined as advances disbursed on the maturity date of another advance previously disbursed in 2016 where the new advance amount is the same as or smaller than the maturing advance. If the new advance is larger than the maturing advance, the net increase will count towards the goal. Advance rollovers include pre-funding of maturing advances where the disbursement date of the new advance and maturity date of the old advance do not line up exactly. Member Services will identify pre-funding for the President's approval. If the new advance prefunding maturities is larger than the maturing advances, the net increase will count towards the goal.

Insurance Membership:
The number of insurance companies approved for membership by the President and CEO during the calendar year 2016 qualify toward the achievement of this goal. Applications from insurance companies that are affiliated and submitted within a 90 day period will count as separate memberships if each applicant’s net admitted assets are $250 million or greater.

Helping to House New England:
Announcement of HHNE will be made to the six New England housing finance agencies on or before January 15, 2016.  The announcement may take the form of an email and/or hard copy announcement with a fact sheet to accompany either form of communication. Disbursement is defined as an HHNE application approval, funds committed  and an advance made or alternatively, a bond purchased, from one or more of the six New England HFAs in 2016.

Jobs for New England:
Announcement of JNE will be made to the Bank's member CEOs/CFOs using the Bank’s mailing list on or before January 15, 2016.  The announcement may take the form of an email and/or hard copy announcement with a fact sheet to accompany either form of communication.  Disbursement is defined as a member receiving approval of an JNE application,  funds committed to the member and an advance made to the member in 2016.

Bankwide ERM Initiatives:
Goal: Review risk policies with department staff to1) enhance awareness and engagement by taking a bottom-up perspective and 2) generate, as deemed warranted, recommended changes to better align practice with policy.
By 11/30/16: review and provide summary of recommended changes (if any) to the CRO:

•	Threshold - 6 policies

•	Target - 9 policies

•	Excess - 12 policies

Goal: Contribute to the new Bank activities for 2016 via active participation with key constituents co-led by ERM and business unit management.
Targeted and Key Action Plans that support business unit objectives will be agreed upon by the end of the first month of each quarter by Executive leadership of ERM, Member Services and Treasury

•	Threshold - Satisfactorily meet 75% of Targeted Action Plans

•	Target - Threshold and 100% of Key Action Plans

•	Excess - Satisfactorily meet 100% of Targeted and Key Action Plans

Goal: 1) Revamp reporting to ALCO, Credit and Ops committees and 2) Revamp the Risk Committee report.

•	Threshold - Complete all 4 by 12/31/16

•	Target - Complete management committees by 6/30/16, Risk Committee by 10/31/16

•	Excess - management committees by 6/30/16 and Risk Committee by 9/30/16

Goal: Working with the Risk Committee of the Board for the Risk Management Policy and internal management committees for the Market Risk Management, Credit Risk Management, Liquidity Risk Management and Capital Management Policies, complete a review of internal risk limits and triggers and make recommendations where appropriate.

•	Threshold - Complete the review and update of the RMP by 9/30/16

•	Target - Threshold plus review two of the four management policies by 12/31/16

•	Excess - Target plus review all four management policies by 12/31/16

Remediation of 2015 Report of Exam Findings:
The 2015 Examination by the Federal Housing Finance Agency noted five (5) Matters Requiring Attention (MRA) and 9 recommendations. The target goal established for the remediation of these MRAs requires management to receive clearance of all MRAs is defined as non-reoccurrence of the MRA during the 2016 examination due to either addressing or by having in place an acceptable action plan to address the MRA and clearance all recommendations. The threshold goal is the successful remediation of the MRAs and clearance of six of the recommendations. The excess level of achievement for this goal is to achieve the target level of achievement plus receive 3 or fewer MRA’s in the 2015 examination by the Federal Housing Finance Agency.

Individual, Bankwide or Department-Specific Initiatives:
The Individual, Bankwide or Department-Specific Initiatives Goal provides for recognition of the individual participant’s successful contributions toward achievement of Bankwide strategic goals or completion of department-specific initiatives. For 2016, this goal will include two to four individual or shared participant goals.

Goals will be established at the beginning of the plan year. For the Bank’s Named Executive Officers (NEO’s), revisions to these goals or initiatives may be considered on a case-by-case basis during the year upon recommendation of the President and Chief Executive Officer and approval of the Human Resources and Compensation Committee. For all other plan participants, revisions to these goals or initiatives may be considered on a case-by-case basis during the year but must be approved, in writing, by the President and Chief Executive Officer.

Payments under the Individual, Bankwide or Department-Specific Goal will be based on the individual’s combined, overall performance on the individual goals or initiatives, as evaluated by the participant’s manager. The goals or initiatives may be shared within a department or across multiple departments, but the manager’s assessment will be based on the participant’s individual contribution as well as the overall achievement of the initiative. Managers may select a payout percentage for individual, Bankwide or department-specific objectives from a range of threshold to a maximum payout at excess to recognize the degree to which the EIP participant accomplished these results. If the individual goals supporting Bankwide strategic goals or department-specific initiative(s) are not substantially achieved, the manager may award zero for this goal. Managers need to provide reasonable documentation as the basis for any award recommended under this goal.